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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                   Current Report Pursuant to Section 13 or
                 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 2, 1999

                                AUTOIMMUNE INC.
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            (Exact name of registrant as specified in its charter)

        Delaware                    0-20948                     13-3489062
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(State of incorporation            (Comission                 (IRS Employer
    or organization)               File Number)             Identification No.)

    128 Spring Street, Lexington, MA                             02421
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(Address of principal executive offices)                      (Zip Code)

   Registrant's telephone number:                            (781) 860-0710
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                                      N/A
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        (Former name or former address, if changed since last report.)

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Item 5.  Other Events
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AutoImmune Inc. (The "Company") has received the Phase III trial results for
Colloral, and the results preclude the Company's continued development of Colloral as a pharmaceutical product. While the drug was demonstrated to be very safe, it did not meet the primary endpoint specified in the protocol. Consistent with the data from previous trials, the Colloral treated group showed substantial improvements from baseline for each of the "core four" measures. The size of the placebo response, however, was much greater than that observed in earlier trials.

Based on the results of the Phase III trial, the Company plans immediately to reduce its number of employees and operating expenses to conserve resources and will begin to evaluate strategic options to maximize shareholder value. The Company has a patent portfolio. In addition, there are several externally funded clinical trials ongoing, including multi-center studies in "new-onset" type 1 diabetes and pilot trials in chronic organ transplant rejection. The results of these trials are expected next year. Enrollment is continuing in a long-term prevention study for type 1 diabetes (DPT-1).

The Company also has an exclusive agreement with Teva Pharmaceutical Industries, Ltd., for two applications of AutoImmune's proprietary technology for oral immune modulation. The agreement covers the development by Teva of an oral formulation of COPAXONE (glatiramer acetate), Teva's currently available injectable drug for multiple sclerosis, and an oral formulation of Teva's product to treat myasthenia gravis. AutoImmune is entitled to receive milestone payments and royalties if the oral formulations of Teva's products are approved.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AUTOIMMUNE INC.

                                      By: /s/ Robert C. Bishop, Ph.D.
                                          ------------------------------
                                          Robert C. Bishop, Ph.D.
                                          Chairman and Chief Executive Officer

Date: September 2, 1999

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